Exhibit 23.2
INDEPENDENT AUDITORS’ CONSENT
We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 333-130114 on Form S-11 of our report dated April 13, 2006 on the statements of revenues and certain operating expenses for 321 North Clark, Chicago, Illinois for the years ended December 31, 2005, 2004 and 2003, our report dated February 13, 2006 on the statement of revenues and certain operating expenses for Airport Corporate Center, Miami, Florida for the year ended December 31, 2005, our report dated June 14, 2006 on the statements of revenues and certain operating expenses for 1201 W. Peachtree Street, Atlanta, Georgia for the years ended December 31, 2005, 2004 and 2003, our reports dated December 15, 2006 on the statements of revenues and certain operating expenses for 2100 Powell Street, Emeryville, California, 3400 Data Drive, Rancho Cordova, California, 901 and 951 East Byrd Street, Richmond, Virginia and the office complex located at the northwest corner of Burbank Boulevard and Canoga Avenue, Woodland Hills, California for the year ended December 31, 2005, our report dated February 22, 2007 on the statement of revenues and certain operating expenses for the Daytona Buildings, an office complex located at 148th Avenue and N. E. 32nd Street, Redmond, Washington for the year ended December 31, 2005, our report dated February 22, 2007 on the statement of revenues and certain operating expenses for the Laguna Buildings, an office complex located on N. E. 31st Way, Redmond, Washington for the year ended December 31, 2006, our report dated April 13, 2007 on the statement of revenues and certain operating expenses for Atrium on Bay, Toronto, Canada for the year ended December 31, 2006 and our report dated July 13, 2007 on the statement of revenues and certain operating expenses for 2301 Fifth Avenue, Seattle, Washington for the year ended December 31, 2006 (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
July 13, 2007